Exhibit 10.4

FIRST AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT SEVERANCE AGREEMENT

This First Amendment (the “First Amendment”) to Amended and Restated Employment Severance Agreement, dated November 4, 2013 (the “Agreement”), is made and entered into effective as of February 25, 2019 (the “Effective Date”), by and between John F. Sheridan (the “Employee”) and Tandem Diabetes Care, Inc. (the “Company”).

WHEREAS, Company and Employee wish to amend the Agreement as set forth below.

NOW, THEREFORE, the Parties hereby mutually agree as follows:

1.	Section 2(a)(i) of the Agreement is hereby amended by extending the term of the severance benefits from eighteen (18) to twenty-four (24) months.
2.	Except as specifically amended by this First Amendment, the terms and conditions of the Agreement will remain in full force and effect.

3.

This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart. The exchange of copies of this First Amendment and of signature pages by facsimile transmission or by email transmission in portable document format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original First Amendment for all purposes.

4.

This First Amendment and the Agreement, including all documents referred to therein and attached thereto, constitute the entire agreement of the parties on the subject matter hereof and supersedes all prior representations, understandings and agreements between the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the Effective Date written above.

Tandem Diabetes Care, Inc.	John F. Sheridan
By: Kim Blickenstaff Name: Kim Blickenstaff Title:President & Chief Executive Officer	By: /s/ John F. Sheridan Name: John F. Sheridan